Exhibit 99.1

PRESS CONTACT: Ralph A. Beattie, Chief Financial Officer Phone: 1-972-770-5600

FOR IMMEDIATE RELEASE

CAPITAL SENIOR LIVING CORPORATION

REPORTS FOURTH QUARTER AND

FULL YEAR 2013 RESULTS

DALLAS – (BUSINESS WIRE) – February 27, 2014 – Capital Senior Living Corporation (the “Company”) (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating and financial results for the fourth quarter and full year 2013. Company highlights for the fourth quarter and full year include:

Operating and Financial Summary (see Non-GAAP Financial Measures below)

•	Revenue in the fourth quarter of 2013 increased 6.8% to $88.9 million, an increase of $5.7 million from the fourth quarter of 2012. Revenue for 2013 increased 12.8% to $350.4 million, an increase of $39.8 million from 2012.

•	Average monthly rent for the consolidated communities increased 3.1% to $3,037 per occupied unit in the fourth quarter of 2013, an increase of $90 per occupied unit from the fourth quarter of 2012.

•	Adjusted net income for the fourth quarter of 2013 was $1.2 million, or $0.04 per share, excluding non-recurring or non-economic items reconciled on the final page of this release. This compares to net loss of $2.4 million, or $0.08 per share, before adjusting for these non-recurring or non-economic items.

•	Adjusted EBITDAR increased 1.8% to $29.7 million in the fourth quarter of 2013, excluding two continuing care retirement communities (“CCRC’s”) that are being re-positioned. Adjusted EBITDAR for 2013 increased 8.7% to $119.6 million.

•	Adjusted Cash From Facility Operations (“CFFO”) increased 8.0% to $14.5 million, or $0.52 per share in the fourth quarter of 2013, excluding the two CCRC’s that are being re-positioned. This increase of $0.03 per share from the fourth quarter of 2012 includes tax savings from a cost segregation study of approximately $0.12 per share in the fourth quarter of 2013 compared to $0.09 per share in the fourth quarter of 2012. Adjusted CFFO increased 14.2% to $42.6 million, or $1.53 per share in 2013.

•	The Company completed the acquisition of six senior living communities in the fourth quarter for a combined purchase price of approximately $96.7 million. In 2013, the Company completed the acquisition of 11 communities for a combined purchase price of $150.4 million. These 11 communities are expected to generate incremental annual Adjusted CFFO of approximately $0.20 per share.

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“We are pleased to report positive results for the fourth quarter as we continue to recover from high levels of attrition in 2013,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “We are focused on reducing attrition and increasing occupancy by converting approximately 360 vacant independent living units to assisted living and memory care units. Once these converted units are stabilized, we expect overall occupancy to increase by approximately 300 basis points, approaching 90%.”

“Complementing this organic growth is a robust pipeline that allows us to continue our disciplined and strategic acquisition program that increases our ownership of high-quality senior living communities in geographically concentrated regions and generates meaningful increases in CFFO, earnings and real estate value. We differentiate Capital Senior Living as the value leader in providing quality seniors housing and care at reasonable prices. We believe that we are well positioned to make meaningful gains in shareholder value as a substantially all private-pay business in an industry that benefits from need-driven demand, limited new supply, and an improving economy and housing market.”

Recent Investment Activity

•	In the fourth quarter of 2013, the Company completed the acquisition of six senior living communities for a combined purchase price of approximately $96.7 million. Four communities enhance the Company’s geographic concentration in Indiana and South Carolina and two communities add the contiguous states of Wisconsin and Massachusetts to the Company’s footprint. These communities comprise an aggregate of 538 units offering independent living, assisted living and memory care.

Highlights of these transactions include:

•	Incremental earnings of $1.6 million, or $0.05 per share.

•	Additional Adjusted CFFO of $3.6 million, or $0.13 per share.

•	Increases annual revenue by $22.0 million.

•	Average occupancy above 95%.

•	Average monthly rents are approximately $3,300.

•	The six communities were financed with an aggregate of approximately $73.1 million of non-recourse 10-year mortgage debt with a blended fixed interest rate of 5.52%.

•	The Company is conducting due diligence on approximately $100 million of additional transactions consisting of high-quality senior living communities in regions with extensive existing operations. Subject to completion of due diligence and customary closing conditions, these transactions are expected to close in the first half of 2014.

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Financial Results—Fourth Quarter

For the fourth quarter of 2013, the Company reported revenue of $88.9 million, compared to revenue of $83.3 million in the fourth quarter of 2012. Resident and healthcare revenue increased from the fourth quarter of the prior year by approximately $5.4 million, or 6.6%, largely as a result of acquiring 11 communities since the fourth quarter of 2012. The number of consolidated communities increased from 98 in the fourth quarter of 2012 to 109 in the fourth quarter of 2013.

During 2013, the Company decided to close the skilled nursing units in its two CCRC’s and convert this space to private-pay use. Excluding the two CCRC’s that are being re-positioned, average monthly rent for the consolidated communities was $3,037 per occupied unit in the fourth quarter of 2013, an increase of $90, or 3.1%, over the fourth quarter of 2012. Financial occupancy of the consolidated portfolio averaged 86.5% in the fourth quarter of 2013.

As a percentage of resident and healthcare revenue, operating expenses were 62.1% in the fourth quarter of 2013, compared to 59.8% in the fourth quarter of 2012. Margins were negatively impacted by higher utility costs from a particularly harsh winter and higher real estate taxes compared to the prior period which reflected multi-year tax adjustments from successful appeals coupled with higher tax assessments in the current quarter that are now under appeal. Operating expenses for the fourth quarter of 2013 were $54.1 million, an increase of $5.2 million from the fourth quarter of 2012, primarily due to 11 additional communities now being consolidated.

General and administrative expenses as a percentage of revenues under management were 5.2% in the fourth quarter of 2013, excluding transaction costs of approximately $0.7 million. Medical claims that had been abnormally high earlier in the year came back into line in the fourth quarter.

Adjusted EBITDAR for the fourth quarter of 2013 was approximately $29.7 million, an increase of $0.5 million, or 1.8%, from the fourth quarter of 2012. Excluding the two CCRC’s being re-positioned, EBITDAR margin for the fourth quarter of 2013 was 34.6%.

Adjusted net income for the fourth quarter of 2013 was $1.2 million, or $0.04 per share, excluding non-recurring or non-economic items reconciled on the final page of this release. This compares to a net loss of $2.4 million, or $0.08 per share, before adjusting for these non-recurring or non-economic items. Adjusted CFFO was $14.5 million or $0.52 per share in the fourth quarter of 2013. Adjusted CFFO in the fourth quarter of 2013 included a benefit of $0.12 per share from the cost segregation study completed earlier this year. This benefit was $0.09 per share in the fourth quarter of 2012.

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Financial Results—Full Year

The Company reported 2013 revenue of $350.4 million compared to revenue of $310.5 million in 2012, an increase of $39.8 million or 12.8%. Operating expenses of $208.2 million in 2013 increased $25.2 million from the prior year.

General and administrative expenses in 2013 were $20.2 million compared to $16.1 million in 2012. Expenses in both years included approximately $1.9 million of transaction costs. Approximately half of the increase in 2013 was due to a higher level of medical claims paid under the Company’s self-insurance plan. The remainder was largely attributable to payroll and benefit costs to support growth. Excluding transaction costs, general and administrative expenses as a percentage of revenues under management were 5.2% in 2013.

Adjusted EBITDAR increased 8.7% to $119.6 million in 2013, an increase of $9.6 million from 2012. EBITDAR margin was 34.9% in 2013 excluding the two CCRC’s being re-positioned. The Company earned adjusted net income of $4.9 million, or $0.17 per share, in 2013 excluding the non-recurring or non-economic items reconciled on the final page of this release. This compares to a net loss of $16.5 million, or $0.58 per share, before adjusting for these non-recurring or non-economic items. Adjusted CFFO was $42.6 million, or $1.53 per share, in 2013, an increase of 14.2% from 2012.

Operating Activities

The Company is well positioned as a substantially all private-pay business and intends to further differentiate itself by enhancing its private-pay revenues. Two CCRC’s are being re-positioned with formerly skilled nursing space being converted to private-pay use. While these communities are being re-positioned, same-community results for these two communities will be excluded.

At communities under management, excluding the communities referenced above, same-community revenue in the fourth quarter of 2013 increased 0.9% versus the fourth quarter of 2012. Same-community expenses increased 3.3% and net operating income declined 2.5% from the fourth quarter of the prior year. The increase in expenses was due to higher utility costs from unusually cold weather and real estate tax adjustments received in the fourth quarter of 2012. Same-community occupancies were 85.9% and average rents were $68 per occupied unit, or 2.3%, higher than the fourth quarter of the prior year.

Capital expenditures for the fourth quarter of 2013 were approximately $3.7 million, representing $2.6 million of investment spending and $1.1 million of recurring capital expenditures. Spending in 2013 for recurring capital expenditures equaled $4.1 million, approximately $400 per unit.

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Balance Sheet

The Company ended 2013 with $25.0 million of cash and cash equivalents, including restricted cash. During the year, the Company invested $38.1 million of cash as equity to complete 11 acquisitions and spent $13.6 million on capital improvements.

As of December 31, 2013, the Company financed its 59 owned communities with mortgages totaling $476.2 million at interest rates averaging 5.25%. All of the Company’s debt is at fixed interest rates, except three bridge loans totaling approximately $22.5 million at variable rates averaging 4.24%. The Company has no mortgage maturities before the third quarter of 2015.

Q4 2013 Conference Call Information

The Company will host a conference call with senior management to discuss the Company’s fourth quarter and full year 2013 financial results. The call will be held on Thursday, February 27, 2014 at 5:00 p.m. Eastern Time. The call-in number is 913-312-0395, confirmation code 6286856. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer.

For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting February 27, 2014 at 8:00 p.m. Eastern Time, until March 8, 2014 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 6286856. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com, beginning February 28, 2014.

Non-GAAP Financial Measures

Adjusted EBITDAR, Adjusted EBITDAR Margin, Adjusted Net Income and Adjusted CFFO are financial measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures may have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. As a result, these non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. The Company believes that these non-GAAP measures are useful in identifying trends in day-to-day performance because they exclude items that are of little or no significance to operations and provide indicators to management of progress in achieving optimal operating performance. In addition, these measures are used by many research analysts and investors to evaluate the performance and the value of companies in the senior living industry. The Company strongly urges you to review the reconciliation of net income from operations to Adjusted EBITDAR and Adjusted EBITDAR Margin and the reconciliation of net loss to Adjusted Net Income and Adjusted CFFO, along with the Company’s consolidated balance sheets, statements of operations, and statements of cash flows.

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About the Company

Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating strategy is to provide value to residents by providing quality senior living services at reasonable prices. The Company’s communities emphasize a continuum of care, which integrates independent living, assisted living, and home care services, to provide residents the opportunity to age in place. The Company operates 112 senior living communities in geographically concentrated regions with an aggregate capacity of approximately 14,600 residents.

Safe Harbor

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.

For information about Capital Senior Living, visit www.capitalsenior.com.

Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 for more information.

CAPITAL/Page 7

CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$13,611	$18,737
Restricted cash	11,425	10,179
Accounts receivable, net	3,752	5,229
Accounts receivable from affiliates	416	753
Federal and state income taxes receivable	5,123	3,901
Deferred taxes	845	1,443
Property tax and insurance deposits	11,036	11,442
Prepaid expenses and other	6,605	4,758

Total current assets	52,813	56,442
Property and equipment, net	649,967	527,159
Deferred taxes	—	9,350
Investments in unconsolidated joint ventures	1,010	1,074
Other assets, net	41,759	42,917

Total assets	$745,549	$636,942

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,813	$6,978
Accounts payable to affiliates	1	2
Accrued expenses	29,321	24,445
Current portion of notes payable	11,918	20,230
Current portion of deferred income	11,215	8,193
Current portion of capital lease and financing obligations	948	766
Customer deposits	1,489	1,540

Total current liabilities	58,705	62,154
Deferred income	18,021	19,990
Capital lease and financing obligations, net of current portion	41,093	42,146
Deferred taxes	845	—
Other long-term liabilities	1,559	1,692
Notes payable, net of current portion	467,376	342,366
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares — 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares — 65,000; issued and outstanding shares 28,845 and 28,218 in 2013 and 2012, respectively	292	286
Additional paid-in capital	143,721	137,867
Retained earnings	14,871	31,375
Treasury stock, at cost – 350 shares in 2013 and 2012	(934)	(934)

Total shareholders’ equity	157,950	168,594

Total liabilities and shareholders’ equity	$745,549	$636,942

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Resident and health care revenue	$87,069	$81,687	$343,478	$304,848
Affiliated management services revenue	211	182	797	674
Community reimbursement revenue	1,655	1,409	6,087	5,014

Total revenues	88,935	83,278	350,362	310,536
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	53,888	48,651	207,744	182,286
General and administrative expenses	5,209	5,191	20,238	16,114
Facility lease expense	14,173	13,965	56,986	55,144
Stock-based compensation expense	1,164	601	4,322	2,444
Provision for bad debts	167	198	497	749
Depreciation and amortization	10,055	10,160	43,238	35,130
Community reimbursement expense	1,655	1,409	6,087	5,014

Total expenses	86,311	80,175	339,112	296,881

Income from operations	2,624	3,103	11,250	13,655
Other income (expense):
Interest income	13	17	151	453
Interest expense	(6,446)	(5,323)	(23,767)	(18,022)
Gain (Loss) on disposition of assets, net	1,442	—	1,454	(19)
Equity in earnings (losses) of unconsolidated joint ventures	57	24	133	(217)
Other income	6	—	34	—

Loss before (provision) benefit for income taxes	(2,304)	(2,179)	(10,745)	(4,150)
(Provision) Benefit for income taxes	(91)	538	(5,759)	1,031

Net loss	$(2,395)	$(1,641)	$(16,504)	$(3,119)

Per share data:
Basic net loss per share	$(0.08)	$(0.06)	$(0.58)	$(0.11)

Diluted net loss per share	$(0.08)	$(0.06)	$(0.58)	$(0.11)

Weighted average shares outstanding — basic	27,949	27,403	27,815	27,349

Weighted average shares outstanding — diluted	27,949	27,403	27,815	27,349

Comprehensive loss	$(2,395)	$(1,641)	$(16,504)	$(3,119)

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2013	2012
Operating Activities
Net loss	$(16,504)	$(3,119)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	43,238	35,130
Amortization of deferred financing charges	1,100	787
Amortization of deferred lease costs, net	1,164	753
Deferred income	1,053	(1,816)
Deferred income taxes	10,793	(3,532)
Equity in (earnings) losses of unconsolidated joint ventures, net	(133)	218
(Gain) Loss on disposition of assets, net	(1,454)	19
Provision for bad debts	497	749
Stock-based compensation expense	4,322	2,444
Changes in operating assets and liabilities:
Accounts receivable	980	(1,452)
Accounts receivable from affiliates	337	(45)
Property tax and insurance deposits	406	(47)
Prepaid expenses and other	(1,847)	1,310
Other assets	(1,745)	3,721
Accounts payable	(3,166)	4,369
Accrued expenses	4,876	5,359
Federal and state income taxes receivable	(1,222)	1,537
Customer deposits	(51)	10

Net cash provided by operating activities	42,644	46,395
Investing Activities
Capital expenditures	(13,562)	(12,302)
Cash paid for acquisitions	(150,391)	(178,110)
Proceeds from disposition of assets	1,460	19
Contributions to joint ventures	—	(243)
Distributions from joint ventures	197	21

Net cash used in investing activities	(162,296)	(190,615)
Financing Activities
Proceeds from notes payable	140,237	160,413
Repayments on notes payable	(23,539)	(15,900)
Cash payments for capital lease and financing obligations	(871)	(499)
Increase in restricted cash	(1,246)	(1,077)
Cash proceeds from issuance of common stock	3,163	165
Excess tax benefits on stock options exercised	(1,625)	(37)
Deferred financing charges paid	(1,593)	(2,391)

Net cash provided by financing activities	114,526	140,674

Decrease in cash and cash equivalents	(5,126)	(3,546)
Cash and cash equivalents at beginning of period	18,737	22,283

Cash and cash equivalents at end of period	$13,611	$18,737

Supplemental Disclosures
Cash paid during the period for:
Interest	$21,953	$16,620

Income taxes	$702	$4,719

Non-cash operating, investing, and financing activities:
Intangible assets acquired through capital lease and financing obligations	$—	$11,794

Property and equipment acquired through capital lease and financing obligations	$—	$13,243

Notes payable assumed through capital lease and financing obligations	$—	$18,293

Notes payable assumed through acquisitions	$—	$3,240

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Capital Senior Living Corporation

Supplemental Information

			Average
	Communities		Resident Capacity		Average Units
	Q4 13	Q4 12	Q4 13	Q4 12	Q4 13	Q4 12
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	59	48	7,611	6,675	5,911	5,431
Leased	50	50	6,298	6,298	5,213	5,039
Joint Venture communities (equity method)	3	3	674	674	443	433

Total	112	101	14,583	13,647	11,567	10,903
Independent living			7,277	7,213	5,888	6,003
Assisted living			6,761	5,719	5,226	4,282
CCRC’s			545	715	453	618

Total			14,583	13,647	11,567	10,903
II. Percentage of Operating Portfolio
Consolidated communities
Owned	52.7%	47.5%	52.2%	48.9%	51.1%	49.8%
Leased	44.6%	49.5%	43.2%	46.2%	45.1%	46.2%
Joint venture communities (equity method)	2.7%	3.0%	4.6%	4.9%	3.8%	4.0%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Independent living			49.9%	52.9%	50.9%	55.1%
Assisted living			46.4%	41.9%	45.2%	39.3%
CCRC’s			3.7%	5.2%	3.9%	5.6%

Total			100.0%	100.0%	100.0%	100.0%

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Capital Senior Living Corporation

Supplemental Information (excludes CCRC’s being re-positioned)

	Q4 13	Q4 12
Selected Operating Results
I. Owned communities
Number of communities	57	46
Resident capacity	7,066	5,960
Unit capacity	5,457	4,571
Financial occupancy (1)	87.0%	89.2%
Revenue (in millions)	39.4	31.9
Operating expenses (in millions) (2)	22.4	17.5
Operating margin	43%	45%
Average monthly rent	2,764	2,606
II. Leased communities
Number of communities	50	50
Resident capacity	6,298	6,298
Unit capacity	5,213	5,207
Financial occupancy (1)	85.9%	86.9%
Revenue (in millions)	44.7	44.2
Operating expenses (in millions) (2)	22.7	22.0
Operating margin	49%	50%
Average monthly rent	3,326	3,253
III. Consolidated communities
Number of communities	107	96
Resident capacity	13,364	12,258
Unit capacity	10,670	9,778
Financial occupancy (1)	86.5%	88.0%
Revenue (in millions)	84.1	76.0
Operating expenses (in millions) (2)	45.1	39.5
Operating margin	46%	48%
Average monthly rent	3,037	2,947
IV. Communities under management
Number of communities	110	99
Resident capacity	14,038	12,932
Unit capacity	11,113	10,219
Financial occupancy (1)	86.6%	87.6%
Revenue (in millions)	88.3	79.7
Operating expenses (in millions) (2)	47.4	41.6
Operating margin	46%	48%
Average monthly rent	3,058	2,966
V. Same communities under management
Number of communities	89	89
Resident capacity	11,886	11,886
Unit capacity	9,761	9,748
Financial occupancy (1)	85.9%	87.2%
Revenue (in millions)	75.9	75.3
Operating expenses (in millions) (2)	40.2	39.1
Operating margin	47%	48%
Average monthly rent	3,018	2,950
VI. General and administrative expenses as a percent of total revenues under management
Fourth Quarter (3)	5.2%	5.2%
Fiscal Year (3)	5.2%	4.5%
VII. Consolidated mortgage debt information (in thousands, except for interest rates)
Total fixed rate mortgage debt	453,641	349,309
Total variable rate mortgage debt	22,522	11,550
Weighted average interest rate	5.25%	5.27%

(1)	Financial occupancy represents actual days occupied divided by total number of available days during the month of the quarter.
(2)	Excludes management fees, insurance and property taxes.
(3)	Excludes transaction costs incurred by the Company.

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CAPITAL SENIOR LIVING CORPORATION

NON-GAAP RECONCILIATIONS (excludes CCRC’s being re-positioned)

(In thousands, except per share data)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2013	2012	2013	2012
Adjusted EBITDAR
Net income from operations	$2,624	$3,103	$11,250	$13,655
Depreciation and amortization expense	10,055	10,160	43,238	35,130
Stock-based compensation expense	1,164	601	4,322	2,444
Facility lease expense	14,173	13,965	56,986	55,144
Provision for bad debts	167	198	497	749
Casualty losses	161	441	543	976
Transaction costs	660	735	1,866	1,899
CCRC’s being re-positioned	739	—	859	—

Adjusted EBITDAR	$29,743	$29,203	$119,561	$109,997

Adjusted EBITDAR Margin
Adjusted EBITDAR	$29,743	$29,203	$119,561	$109,997
Total revenues	$88,935	$83,278	$350,362	$310,536
CCRC’s being re-positioned	(2,987)	—	(7,847)	—

Adjusted revenues	$85,948	$83,278	$342,515	$310,536

Adjusted EBITDAR margin	34.6%	35.1%	34.9%	35.4%

Adjusted net income and net income per share
Net loss	$(2,395)	$(1,641)	$(16,504)	$(3,119)
Casualty losses, net of tax	101	278	342	615
Transaction costs, net of tax	416	463	1,176	1,196
Resident lease amortization, net of tax	1,937	2,775	10,774	9,003
(Gain) Loss on disposition of assets, net of tax	(908)	—	(916)	12
Deferred tax asset valuation allowance	1,297	—	8,810	—
CCRC’s being re-positioned, net of tax	756	—	1,170	—

Adjusted net income	$1,204	$1,875	$4,852	$7,707

Adjusted net income per share	$0.04	$0.07	$0.17	$0.28

Diluted shares outstanding	27,966	27,514	27,871	27,434
Adjusted CFFO and Adjusted CFFO per share
Net loss	$(2,395)	$(1,641)	$(16,504)	$(3,119)
Non-cash charges, net	17,037	15,090	60,581	34,752
Recurring capital expenditures	(991)	(894)	(3,866)	(3,373)
Casualty losses, net of tax	101	278	342	615
Transaction costs	660	735	1,866	1,899
Tax impact of Spring Meadows Transaction	(106)	(106)	(424)	(424)
Tax impact of lease modification	—	—	—	6,983
CCRC’s being re-positioned, net of tax	237	—	631	—

Adjusted CFFO	$14,543	$13,462	$42,626	$37,333

Adjusted CFFO per share	$0.52	$0.49	$1.53	$1.36

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